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                                                                    EXHIBIT 23.4
                        Consent of Independent Auditors
                        -------------------------------

The Board of Directors and Stockholders
Tele-Communications, Inc.:

We consent to the incorporation by reference in the registration statement No. 33-60843 on Form S-8, as amended, of Tele-Communications, Inc. of our reports dated March 27, 1995, relating to the consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994, and all related financial statement schedules, which reports appear in the December 31, 1994 Annual Report on Form 10-K, as amended, of Tele-Communications, Inc. Our reports refer to the adoption of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," in 1994.

                                        /s/ KPMG Peat Marwick LLP
                                        KPMG Peat Marwick LLP

Denver, Colorado
October 25, 1995